Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for Fiscal Fourth Quarter and Fiscal Year Ended June 30, 2019

SUNNYVALE, Calif.--(BUSINESS WIRE)--August 7, 2019--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL), today reported financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2019.

The results for the fiscal fourth quarter of 2019 ended June 30, 2019 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Revenue	$111.9	$109.1	$109.9
Gross Margin	24.7%	23.5%	26.6%
Operating Loss	$(1.0)	$(3.7)	$(0.1)
Net Income (Loss) Attributable to AOS	$2.5	$(1.6)	$1.0
Net Income (Loss) Per Share Attributable to AOS - Diluted	$0.10	$(0.06)	$0.04
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Revenue	$111.9	$109.1	$109.9
Non-GAAP Gross Margin	27.4%	27.0%	27.0%
Non-GAAP Operating Income	$8.0	$6.3	$7.8
Non-GAAP Net Income Attributable to AOS	$8.8	$5.5	$7.6
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.35	$0.22	$0.31

The non-GAAP financial measures in the schedule above exclude the effect of share-based compensation expenses and pre-production costs relating to the Chongqing Joint Venture in each of the periods presented, as well as production ramp up costs for the quarter ended June 30, 2019 and March 31, 2019. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

The results for the fiscal year ended June 30, 2019 were as follows:

GAAP Financial Comparison
Annually
(in millions, except percentage and per share data)
(unaudited)
	Year Ended June 30,
	2019	2018
Revenue	$450.9	$421.6
Gross Margin	25.6%	26.6%
Operating Income (Loss)	$(7.0)	$8.4
Net Income Attributable to AOS	$1.9	$14.3
Net Income Per Share attributable to AOS - Diluted	$0.08	$0.57
Non-GAAP Financial Comparison
Annually
(in millions, except percentage and per share data)
(unaudited)
	Year Ended June 30,
	2019	2018
Revenue	$450.9	$421.6
Non-GAAP Gross Margin	28.4%	26.9%
Non-GAAP Operating Income	$32.6	$27.6
Non-GAAP Net Income Attributable to AOS	$30.3	$28.2
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$1.23	$1.14

The non-GAAP financial measures in the schedule above exclude the effect of share-based compensation expenses and pre-production costs relating to the Chongqing Joint Venture in each of the periods presented, as well as production ramp up costs for fiscal year ended June 30, 2019 and income tax benefit from tax reform for fiscal year ended June 30, 2018. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for fiscal Q4 Ended June 30, 2019

  Revenue was $111.9 million, an increase of 2.6% quarter-over-quarter and an increase of 1.8% from the same quarter last year. The quarter-over-quarter increase was mainly due to increased sales in smart phone related applications.
  GAAP gross margin was 24.7%. Non-GAAP gross margin was 27.4%, an increase of 40 basis points quarter-over-quarter and from the same quarter last year. The quarter-over-quarter increase was primarily due to the improved product mix.
  GAAP operating expenses were $28.6 million. Non-GAAP operating expenses were $22.6 million, a decrease of $0.6 million quarter-over-quarter and an increase of $0.8 million from the same quarter last year. The quarter-over-quarter decrease was primarily due to the fluctuation of research and development engineering expenses.
  GAAP operating loss was $1.0 million. Non-GAAP operating income was $8.0 million as compared to $6.3 million for the prior quarter and $7.8 million for the same quarter last year.
  GAAP earnings per share attributable to AOS was $0.10. Non-GAAP earnings per share attributable to AOS was $0.35 compared to $0.22 for the prior quarter and $0.31 for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $8.3 million, compared to consolidated cash flow used in operating activities of $10.8 million in the same quarter a year ago. Operating cash flow generated by AOS alone was $15.2 million, compared to $9.5 million for the prior quarter and $8.7 million for the same quarter a year ago.
  The Company closed the quarter with $121.9 million of cash and cash equivalents, including $100.7 million at AOS alone and $21.2 million at the Chongqing Joint Venture.

“Our solid fourth quarter results marked a strong finish to fiscal year 2019, another record year on top of a very strong 2018. This clearly demonstrates the strength of our business strategy, operating excellence, as well as our diversified product portfolio and growing customer base,” stated Dr. Mike Chang, chairman and CEO of the company.

“Looking ahead, despite the ongoing challenges of current market conditions and the geopolitical environment, we are consistently making progress toward our calendar 2021 annual revenue target of $600 million. The demand for our products, especially for mobile and home appliance applications, remains strong. The ramp up of Chongqing Joint Venture is well timed, as we are in the process of increasing volume production for multiple global brand OEM customers. We believe the success of our new product initiatives, diversification in product portfolio and customer base, as well as disciplined and timely investment in capacity expansion over the past several years will further propel our long-term growth.”

Business Outlook for Fiscal Q1 Ending September 30, 2019

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be in the range of $115 million to $119 million.
  Gross margin is expected to be approximately 20.0% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 27.3% plus or minus 1%. Non-GAAP gross margin excludes $0.5 million of estimated share-based compensation charge and $8.1 million of estimated production ramp-up costs relating to the Chongqing Joint Venture as the 12" fab initiates production in the September quarter.
  Operating expenses are expected to be in the range of $27.0 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $24.6 million plus or minus $1 million. Both GAAP and non-GAAP operating expenses include $2.9 million to $3.1 million of estimated expenses relating to the development of our digital power controller business. Non-GAAP operating expenses exclude $2.4 million of estimated share-based compensation charge.
  Tax expenses are expected to be in the range of $0.5 million to $0.7 million.
  Chongqing Joint Venture’s loss attributable to noncontrolling interest is expected to be approximately $5.4 million. On a non-GAAP basis, excluding estimated production ramp-up costs, this item is expected to be approximately $0.9 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2019 today, August 7, 2019 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, analysts and investors should dial 866-393-4306 (or 734-385-2616 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. In addition, a copy of the script of management's prepared remarks at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expected growth rate, our product portfolios, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, the market trend of Computing business in 2019, anticipated annual revenue target, our ability and strategy to develop new products including digital power controller products, the ability to expand our sales and market share, increase our capacity and achieve sustained growth and profitability, the pre-production and production phases of our Chongqing Joint Venture, the development of digital power business, the relationship with key customers including global brand OEM customers, trends in geopolitical environment, business pipeline from design wins, and other information under the section entitled “Business Outlook for Fiscal Q1 Ending September 30, 2019”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 to be filed by AOS. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net loss attributable to noncontrolling interest, net income (loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses, pre-production expenses related to Chongqing Joint Venture for all periods presented, and production ramp up costs for all quarters of the fiscal year ended of June 30, 2019, as well as income tax benefit from tax reform for the fiscal year ended June 30, 2018 in this press release. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. These forecast supplemental measures exclude estimated pre-production expenses and production ramp-up costs relating to our Chongqing Joint Venture and estimated share-based compensation expenses. We believe that these historical and forecast non-GAAP financial measures can provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations, such as the joint venture pre-production expenses. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, flat-panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers, and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Revenue	$111,856	$109,067	$109,897	$450,920	$421,553
Cost of goods sold	84,220	83,438	80,714	335,542	309,625
Gross profit	27,636	25,629	29,183	115,378	111,928
Gross margin	24.7%	23.5%	26.6%	25.6%	26.6%

Operating expenses:
Research and development	11,030	11,417	9,951	46,431	37,344
Selling, general and administrative	17,564	17,947	19,307	75,967	66,164
Total operating expenses	28,594	29,364	29,258	122,398	103,508
Operating income (loss)	(958)	(3,735)	(75)	(7,020)	8,420

Interest income and other income (loss), net	83	124	(1,589)	543	(1,943)
Interest expense	(1,990)	(1,719)	(685)	(6,905)	(821)
Income (loss) before income taxes	(2,865)	(5,330)	(2,349)	(13,382)	5,656

Income tax expense (income)	(630)	625	676	1,256	708

Net income (loss) including noncontrolling interest	(2,235)	(5,955)	(3,025)	(14,638)	4,948
Net loss attributable to noncontrolling interest	(4,780)	(4,400)	(4,046)	(16,499)	(9,315)
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$2,545	$(1,555)	$1,021	$1,861	$14,263

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.10	$(0.06)	$0.04	$0.08	$0.60
Diluted	$0.10	$(0.06)	$0.04	$0.08	$0.57

Weighted average number of common share attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share:
Basic	24,438	24,084	23,864	24,063	23,901
Diluted	24,996	24,084	24,628	24,698	24,844

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	June 30, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$121,893	$131,535
Restricted cash	364	189
Accounts receivable, net	24,296	33,755
Inventories	111,643	90,182
Other current assets	37,102	29,551
Total current assets	295,298	285,212
Property, plant and equipment, net	409,737	331,656
Intangible assets, net	16,882	16,591
Deferred income tax assets	4,822	4,892
Restricted cash - long-term	2,038	—
Other long-term assets	10,617	28,698
Total assets	$739,394	$667,049
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$94,384	$92,661
Accrued liabilities	42,292	49,841
Income taxes payable	1,541	2,211
Short-term debt	26,609	3,811
Deferred margin	—	1,665
Capital leases	13,138	4,491
Total current liabilities	177,964	154,680
Long-term debt	59,380	26,786
Income taxes payable - long-term	993	924
Deferred income tax liabilities	466	713
Capital leases - long-term	47,082	56,791
Other long-term liabilities	10,220	993
Total liabilities	296,105	240,887
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at June 30, 2019 and 2018	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 31,163 shares and 24,517 shares, respectively at June 30, 2019 and 30,400 shares and 23,860 shares, respectively at June 30, 2018	62	61
Treasury shares at cost; 6,646 shares at June 30, 2019 and 6,540 shares at June 30, 2018	(66,240)	(64,790)
Additional paid-in capital	234,410	220,244
Accumulated other comprehensive income (loss)	(2,693)	440
Retained earnings	125,485	122,639
Total Alpha and Omega Semiconductor Limited shareholders’ equity	291,024	278,594
Noncontrolling interest	152,265	147,568
Total equity	443,289	426,162
Total liabilities and equity	$739,394	$667,049

Supplemental disclosures of financial information:
(in thousands)

	As of June 30, 2019				As of June 30, 2018
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Cash and cash equivalents	$100,733	$21,160		$121,893	$88,269	$43,266		$131,535
Bank borrowings liabilities	$41,048	$99,865	*	$140,913	$30,876	$60,416	*	$91,292
Inventory	$93,852	$17,791		111,643	$88,168	$2,014		$90,182
Property, plant and equipment, net	$148,497	$261,240		$409,737	$141,575	$190,081		$331,656
Total assets	$375,004	$364,390		$739,394	$384,380	$282,669		$667,049
Total equity	$325,240	$118,049		$443,289	$293,609	$132,553		$426,162

* AOS is not a guarantor of CQJV's (Chongqing Joint Venture) debts.
	Three Months Ended June 30, 2019				Three Months Ended March 31, 2019				Three Months Ended June 30, 2018
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Net cash provided by (used in) operating activities	$15,195	$(6,930)		$8,265	$9,540	$(17,465)		$(7,925)	$8,722	$(19,499)		$(10,777)
Purchase of property and equipment	$4,600	$17,540		$22,140	$8,184	$15,786		$23,970	$13,805	$41,271		$55,076
EBITDAS	$15,076	$(5,625)	**	$14,231	$13,535	$(6,093)	**	$11,842	$15,292	$(6,523)	**	$12,815
	Year Ended June 30, 2019				Year Ended June 30, 2018
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Net cash provided by (used in) operating activities	$65,287	$(33,866)		$31,421	$36,885	$(33,405)		$3,480
Purchase of property and equipment	$36,002	$76,049		$112,051	$49,390	$128,359		$177,749
EBITDAS	$61,012	$(22,522)	**	$54,989	$58,418	$(11,598)	**	$56,135

** CQJV EBITDAS includes amounts attributable to noncontrolling interest.

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

GAAP gross profit	$27,636	$25,629	$29,183	$115,378	$111,928
Share-based compensation	431	494	461	1,963	1,641
Production ramp up costs related to joint venture	2,587	3,350	—	10,570	—
Non-GAAP gross profit	$30,654	$29,473	$29,644	$127,911	$113,569
Non-GAAP gross margin as a % of revenue	27.4%	27.0%	27.0%	28.4%	26.9%

GAAP operating income (loss)	$(958)	$(3,735)	$(75)	$(7,020)	$8,420
Share-based compensation	2,518	3,112	2,935	13,177	11,412
Pre-production expenses related to joint venture	3,902	3,584	4,988	15,847	7,760
Production ramp up costs related to joint venture	2,587	3,350	—	10,570	—
Non-GAAP operating income	$8,049	$6,311	$7,848	$32,574	$27,592
Non-GAAP operating margin as a % of revenue	7.2%	5.8%	7.1%	7.2%	6.5%

GAAP net income (loss) attributable to AOS	$2,545	$(1,555)	$1,021	$1,861	$14,263
Share-based compensation	2,518	3,112	2,935	13,177	11,412
Pre-production expenses related to joint venture	2,413	2,215	3,643	9,748	5,258
Production ramp up costs related to joint venture	1,317	1,705	—	5,516	—
Income tax benefit from tax reform	—	—	—	—	(2,690)
Non-GAAP net income attributable to AOS	$8,793	$5,477	$7,599	$30,302	$28,243
Non-GAAP net margin attributable to AOS as a % of revenue	7.9%	5.0%	6.9%	6.7%	6.7%

GAAP net income (loss) attributable to AOS	$2,545	$(1,555)	$1,021	$1,861	$14,263
Share-based compensation	2,518	3,112	2,935	13,177	11,412
Amortization and depreciation	7,879	8,010	7,601	32,038	29,419
Interest expense (income), net	1,919	1,650	582	6,657	333
Income tax expense	(630)	625	676	1,256	708
EBITDAS	$14,231	$11,842	$12,815	$54,989	$56,135

GAAP diluted net income (loss) per share attributable to AOS	$0.10	$(0.06)	$0.04	$0.08	$0.57
Share-based compensation	0.10	0.12	0.12	0.53	0.46
Pre-production expenses related to joint venture	0.10	0.09	0.15	0.40	0.21
Production ramp up costs related to joint venture	0.05	0.07	—	0.22	—
Income tax benefit from tax reform	—	—	—	—	(0.10)
Non-GAAP diluted net income per share attributable to AOS	$0.35	$0.22	$0.31	$1.23	$1.14

Shares used to compute GAAP diluted net income (loss) per share	24,996	24,084	24,628	24,698	24,844
Shares used to compute Non-GAAP diluted net income per share	24,996	24,769	24,628	24,698	24,844

Contacts

Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com